                       STERLING CHEMICALS HOLDINGS, INC.

                               $[_______________]


                 [___]% SENIOR SECURED DISCOUNT NOTES DUE 2008



                               _________________


                                   INDENTURE

                       Dated as of [_________ ___], 1996

                               _________________



                       FLEET NATIONAL BANK OF CONNECTICUT



                                    Trustee


                             CROSS-REFERENCE TABLE
                             =====================
TRUST INDENTURE
ACT SECTION                                               INDENTURE SECTION

310    (a)(1)............................................        8.10
       (a)(2)............................................        8.10
       (a)(3)............................................         N/A
       (a)(4)............................................         N/A
       (a)(5)............................................        8.10
       (b)...............................................        8.10
       (c)...............................................         N/A
311    (a)...............................................        8.11
       (b)...............................................        8.11
       (c)...............................................         N/A
312    (a)...............................................        2.05
       (b)...............................................       12.03
       (c)...............................................       12.03
313    (a)...............................................       11.02
       (b)(i)............................................       11.02
       (b)(2)............................................        8.06
       (c)............................................... 8.06; 11.02
       (d)...............................................        8.06
314    (a)............................................... 8.03; 11.02
       (b)...............................................       11.03
       (c)(1)............................................       12.04
       (c)(2)............................................       12.04
       (c)(3)............................................         N/A
       (d)...............................................11.02; 11.03
       (e)...............................................       12.05
       (f)...............................................         N/A
315    (a)...............................................        8.01
       (b)............................................... 8.05; 12.02
       (c)...............................................        8.01
       (d)...............................................        8.01
       (e)...............................................        7.11
316    (a)(1)(A).........................................        7.05
       (a)(1)(B).........................................        7.04
       (a)(2)............................................         N/A
       (b)...............................................        7.07
317    (a)(1)............................................        7.08
       (a)(2)............................................        7.09
       (b)...............................................        2.04
318    (a)...............................................       12.01
       (b)...............................................         N/A
       (c)...............................................       12.01

   Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS


                                                                           Page

  PARTIES................................................................   1

  RECITALS OF HOLDINGS...................................................   1

                                   ARTICLE I

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

       Section 1.01.    Definitions......................................   1
       Section 1.02.    Other Definitions................................  18
       Section 1.03.    Incorporation by Reference of Trust Indenture Act  18
       Section 1.04.    Rules of Construction............................  19

                                   ARTICLE II

                               THE DISCOUNT NOTES

       Section 2.01.    Form and Dating.................................   19
       Section 2.02.    Execution and Authentication....................   19
       Section 2.03.    Registrar and Paying Agent......................   20
       Section 2.04.    Paying Agent to Hold Money In Trust.............   20
       Section 2.05.    Lists of Holders of Discount Notes..............   21
       Section 2.06.    Transfer and Exchange...........................   21
       Section 2.07.    Replacement Discount Notes......................   21
       Section 2.08.    Outstanding Discount Notes......................   22
       Section 2.09.    Temporary Discount Notes........................   22
       Section 2.10.    Cancellation....................................   22
       Section 2.11.    Defaulted Interest..............................   23
       Section 2.12.    CUSIP Number....................................   23
       Section 2.13.    Separability of Warrants; Legend................   23

                                  ARTICLE III

                                   REDEMPTION

       Section 3.01.    Notices to Trustee..............................   24
       Section 3.02.    Selection of Discount Notes to be Redeemed......   24
       Section 3.03.    Notice of Redemption............................   24
       Section 3.04.    Effect of Notice of Redemption..................   25
       Section 3.05.    Deposit of Redemption Price.....................   25
       Section 3.06.    Discount Notes Redeemed in Part.................   25

- -----------
Note: This Table of Contents shall not, for any reason, be deemed to be part of the Indenture.


                                    ARTICLE IV                                      Page

                               CHANGE OF CONTROL


                                   ARTICLE V

                                   COVENANTS

       Section 5.01.    Payment of Principal, Premium and Interest.................  27
       Section 5.02.    Maintenance of Office or Agency............................  28
       Section 5.03.    SEC Reports................................................  28
       Section 5.04.    Limitation On Debt.........................................  28
       Section 5.05.    Limitation On Restricted Payments..........................  30
       Section 5.06.    Limitation On Restrictions On Distributions from Restricted
                        Subsidiaries...............................................  33
       Section 5.07.    Limitation On Sales of Assets and Subsidiary Stock.........  34
       Section 5.08.    Limitation On Transactions with Affiliates.................  36
       Section 5.09.    Limitation On Liens........................................  37
       Section 5.10.    Limitation On Sale/Leaseback Transactions..................  37
       Section 5.11.    Limitation On the Sale or Issuance of Capital Stock of
                        Restricted Subsidiaries....................................  38
       Section 5.12.    Impairment of Security Interest............................  38
       Section 5.13.    Amendments to Pledge Agreement.............................  38
       Section 5.14.    Compliance Certificates....................................  38
       Section 5.15.    Further Instruments and Acts...............................  39

                                  ARTICLE VI

                                   SUCCESSORS

       Section 6.01.    When Holdings May Merge or Transfer Assets.................  39
       Section 6.02.    Successor Company Substituted..............................  40

                                  ARTICLE VII

                             DEFAULTS AND REMEDIES

       Section 7.01.    Events of Default..........................................  40
       Section 7.02.    Acceleration...............................................  41
       Section 7.03.    Other Remedies.............................................  42
       Section 7.04.    Waiver of Past Defaults....................................  42
       Section 7.05.    Control by Majority........................................  42
       Section 7.06.    Limitation On Suits........................................  43
       Section 7.07.    Unconditional Right of Holders of Discount Notes to Receive
                        Payment....................................................  43
       Section 7.08.    Collection Suit by Trustee.................................  43
       Section 7.09.    Trustee May File Proofs of Claim...........................  43


                                                                                    Page
       Section 7.10.    Priorities.................................................  44
       Section 7.11.    Undertaking for Costs......................................  44
       Section 7.12.    Waiver of Stay, Extension and Usury Laws...................  44

                                  ARTICLE VIII

                                    TRUSTEE

       Section 8.01.    Duties of Trustee..........................................  45
       Section 8.02.    Rights of Trustee..........................................  46
       Section 8.03.    Individual Rights of Trustee...............................  46
       Section 8.04.    Trustee's Disclaimer.......................................  46
       Section 8.05.    Notice of Default..........................................  47
       Section 8.06.    Reports by Trustee to Holders of Discount Notes............  47
       Section 8.07.    Compensation and Indemnity.................................  47
       Section 8.08.    Replacement of Trustee.....................................  48
       Section 8.09.    Successor Trustee by Merger, Etc...........................  49
       Section 8.10.    Eligibility; Disqualification..............................  49
       Section 8.11.    Preferential Collection of Claims Against Holdings.........  49

                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE

       Section 9.01.    Discharge of Liability on Securities; Defeasance...........  49
       Section 9.02.    Conditions to Defeasance...................................  50
       Section 9.03.    Application of Trust Money.................................  51
       Section 9.04.    Repayment to Holdings......................................  51
       Section 9.05.    Indemnity for Government Obligations.......................  52
       Section 9.06.    Reinstatement..............................................  52

                                   ARTICLE X

                        AMENDMENT, SUPPLEMENT AND WAIVER

       Section 10.01.    Without Consent of Holders of Discount Notes..............  52
       Section 10.02.    With Consent of Holders of Discount Notes.................  53
       Section 10.03.    Compliance with Trust Indenture Act.......................  54
       Section 10.04.    Revocation and Effect of Consents and Waivers.............  54
       Section 10.05.    Notation On or Exchange of Discount Notes.................  55
       Section 10.06.    Trustee to Sign Amendments, Etc...........................  55
       Section 10.07.    Payment for Consents......................................  55

                                   ARTICLE XI

                       COLLATERAL AND SECURITY DOCUMENTS

       Section 11.01.    Collateral and Security Documents.........................  56


       Section 11.02.    Release of Collateral......................................  56
       Section 11.03.    Recording, Certificates and Opinions.......................  56
       Section 11.04.    Authorization of Actions to Be Taken by the Trustee Under the
                         Security Documents.........................................  57

                                  ARTICLE XII

                                 MISCELLANEOUS

       Section 12.01.    Trust Indenture Act Controls...............................  57
       Section 12.02.    Notices....................................................  57
       Section 12.03.    Communication by Holders of Discount Notes with Other
                         Holders of Discount Notes..................................  58
       Section 12.04.    Certificate and Opinion as to Conditions Precedent.........  59
       Section 12.05.    Statements Required in Certificate or Opinion..............  59
       Section 12.06.    Rules by Trustee and Agents................................  59
       Section 12.07.    No Personal Liability of Directors, Officers, Employees,
                         Incorporators and Stockholders.............................  59
       Section 12.08.    Governing Law..............................................  59
       Section 12.09.    No Adverse Interpretation of Other Agreements..............  60
       Section 12.10.    Successors.................................................  60
       Section 12.11.    Severability...............................................  60
       Section 12.12.    Counterpart Originals......................................  60
       Section 12.13.    Table of Consents, Headings, Etc...........................  60


     EXHIBIT A  --  Form of Discount Note; Form of Trustee's Certificate of
                    Authentication

            INDENTURE, dated as of [___________ ___], 1996, between Sterling Chemicals Holdings, Inc. ("Holdings"), a corporation duly organized and existing under the laws of the State of Delaware, and Fleet National Bank of Connecticut, a [___________________] duly organized and existing under the laws of the State of [____________], as trustee (the "Trustee").

                              RECITALS OF HOLDINGS

            Holdings has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $[___________________] aggregate principal amount at maturity of Holdings' [____]% Senior Secured Discount Notes Due 2008 (the "Discount Notes") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of Holdings, in accordance with its terms, have been done, and Holdings has done all things necessary to make the Discount Notes, when executed by Holdings and authenticated and delivered by the Trustee hereunder and duly issued by Holdings, the valid obligations of Holdings as hereinafter provided.

            Pursuant to the terms of that certain Underwriting Agreement, dated as of [____________ ___], 1996 (the "Underwriting Agreement"), between Holdings and Sterling Chemicals, Inc., ("Chemicals"), a [__________________] corporation and a Wholly Owned Subsidiary (as defined below) of Holdings, on the one hand, and CS First Boston Corporation and Chase Securities Inc., as Underwriters (collectively the "Underwriters"), on the other hand, Holdings initially shall issue and sell to the Underwriters Units (the "Units") consisting of (i) the Discount Notes; and (ii) warrants (each, a "Warrant") entitling the holders thereof to purchase an aggregate of [_________] shares of common stock, par value $.01 per share, of Holdings of at a price of $.01 per share. The Discount Notes and Warrants included in each Unit shall become separately transferable at the close of business upon the earlier of (i) [__________ ___], 1996; and (ii) such date as the Underwriters may, in their discretion, deem appropriate (the "Separation Date").

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Discount Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Discount Notes, as follows:


                                   ARTICLE I

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

  Section 1.01.  Definitions.

            "Accreted Value" means, (A) as of any date prior to [__________], 2001, an amount per $1,000 principal amount at maturity of Discount Notes that is equal to the sum of (a) the initial offering price ($[________] per $1,000 principal amount of Discount Notes) of such Discount Notes and (b) the portion of the excess of the principal amount of such Discount Note over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each [_________

  ___] and [_________ ___] at the rate of [____]% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months (the following table indicating the Accreted Value at the semiannual compounding dates with respect to each $1,000 principal amount at maturity of Discount Notes set forth below):

Date                                                          Accreted
- ----                                                           Value
                                                            ------------
[__________ ___], 1996....................................  $[_______]
[__________ ___], 1997....................................  $[_______]
[__________ ___], 1997....................................  $[_______]
[__________ ___], 1998....................................  $[_______]
[__________ ___], 1998....................................  $[_______]
[__________ ___], 1999....................................  $[_______]
[__________ ___], 1999....................................  $[_______]
[__________ ___], 2000....................................  $[_______]
[__________ ___], 2000....................................  $[_______]
[__________ ___], 2001....................................  $[_______]
[__________ ___], 2001....................................  $[_______]


  and (B) as of any date on or after [__________ ___], 2001, the principal amount of each Discount Note.

            "Affiliate" means, with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 5.07 and Section 5.08 only, the term "Affiliate" shall also mean any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holdings or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner in accordance with the first sentence of this definition.

              "Agent" means any Registrar, Paying Agent or co-registrar.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Holdings or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, for gross proceeds in excess of $2.0 million, other than (i) a disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets (other than shares of Capital Stock of a Restricted

  Subsidiary and which do not constitute all or substantially all of the assets of any division or line of business of Holdings or any Restricted Subsidiary) at fair market value in the ordinary course of business, (iii) for purposes of
  Section 5.07 only, a disposition that constitutes a Restricted Payment or a Permitted Investment permitted pursuant to Section 5.05; (iv) the disposition of all or substantially all of the assets of Holdings permitted pursuant to
  Section 6.01; and (v) the disposition of assets in exchange for other assets that satisfy the requirement for replacement assets pursuant to Section 5.07(a)(ii)(2).

            "Attributable Debt" means, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the Discount Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bankruptcy Law" means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

            "Board of Directors" means the Board of Directors of Holdings or any committee thereof duly authorized to act on behalf of such Board of Directors.

            "Business Day" means each day which is not a Legal Holiday.

            "Canadian Facility" means a revolving loan and letter of credit facility for loans and letters of credit in Canadian dollars or U.S. dollars to or for the account of Sterling Pulp Chemicals, Ltd., a Wholly Owned Subsidiary of Holdings.

            "Capital Lease Obligations" means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in such Person (however designated), including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

            "Chemicals" has the meaning set forth in the second recital.

            "Code" means the U.S. Internal Revenue Code of 1986, as amended.

            "Collateral" has the meaning set forth in the Pledge Agreement.

            "Collateral Agent" has the meaning set forth in the Intercreditor Agreement.

            "Commodity Agreement" means any commodity future contract, commodity option or other similar agreement or arrangement entered into by Holdings or any Restricted Subsidiary that is designed to protect Holdings or any Restricted Subsidiary against fluctuations in the price of commodities used by Holdings or a Restricted Subsidiary as raw materials in the ordinary course of business.

            "Consolidated Current Liabilities" means, as of the date of determination, the aggregate amount of liabilities of Holdings and its consolidated Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between Holdings and any Subsidiary and (ii) all current maturities of long-term Debt, all as determined in accordance with GAAP consistently applied.

            "Consolidated EBITDA Coverage Ratio" means, as of any date of determination, the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if Holdings or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Incurrence of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period Holdings or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of Holdings or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holdings and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent Holdings and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (3) if since the beginning of such period Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period, and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by Holdings or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Holdings. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest of such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). For the purpose of calculating the Consolidated EBITDA Coverage Ratio at any time until two years after the Issue Date in connection with the Incurrence of Debt by any Restricted Subsidiary to finance the acquisition of a business reasonably related to the business of Holdings and the Restricted Subsidiaries, any non-cash interest expense on the Discount Notes shall be excluded.

            "Consolidated Interest Expense" means, for any period, the total interest expense of Holdings and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense: (i) interest expense attributable to Capital Lease Obligations; (ii) amortization of debt discount and debt issuance cost; (iii) capitalized interest; (iv) non-cash interest payments; (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (vi) net costs under Interest Rate Agreements (including amortization of fees); (vii) Preferred Stock dividends in respect of all Redeemable Stock of Holdings and all Preferred Stock held by Persons other than Holdings or a Wholly Owned Subsidiary; (viii) interest incurred in connection with Investments in discontinued operations; (ix) interest actually paid by Holdings or any of its consolidated Restricted Subsidiaries under any Guarantee of Debt or other obligation of any other Person; and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings or any Restricted Subsidiary) in connection with Debt Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the net income of Holdings and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, Holdings' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) Holdings' equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by Holdings or a Restricted Subsidiary to such Person during such period; (ii) any net income (or loss) of any Person acquired by Holdings or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
  (iii) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Holdings, except that (A) subject to the exclusion contained in clause (iv) below, Holdings' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Holdings or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted

  Subsidiary, to the limitation contained in this clause) and (B) Holdings' equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any assets of Holdings or its consolidated subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and
  (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 5.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Holdings or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to Section 5.05(a)(iv)(3)(E).

            "Consolidated Net Worth" means, with respect to any Person, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person, plus (ii) paid-in capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock, and (C) any amounts attributable to Exchangeable Stock.

            "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of Holdings and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than Holdings or a Subsidiary; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iii) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; and (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to Holdings.

            "Credit Agreement" means that certain credit agreement, dated June 21, 1996, among Chemicals, as borrower, Texas Commerce Bank National Association, as administrative agent, and the other lenders party thereto, and their respective successors and assigns, as the same may be amended, supplemented, waived and otherwise modified from time to time in accordance with the terms thereof.

            "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "Debt" means, with respect to any Person, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all Redeemable Stock of such Person, and, with respect to any Subsidiary of such Person, all Preferred Stock other than pay-in-kind dividends in the form of Preferred Stock (the amount of Debt represented thereby shall equal the greater of its liquidation preference and the redemption, repayment or other repurchase obligations with respect thereto, but excluding any accrued dividends); (vi) all Hedging Obligations of such Person; (vii) all obligations of the type referred to in clauses (i) through
  (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (viii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. The amount of Debt of any Person at any date shall be the outstanding balance of such date of all unconditional obligations as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Debt Incurred with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Discount Notes" has the meaning set forth in the first recital.

            "Discount Note Register" means the register of the Discount Notes and the transfer and exchange of the Discount Notes as provided in Section
  2.03 of this Indenture.

            "EBITDA" means, for any period, the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such

  Consolidated Net Income: (i) all income tax expense of Holdings; (ii) depreciation expense; (iii) amortization expense; (iv) an amount equal to any extraordinary gain or loss realized in connection with an Asset Disposition;
  (v) the impact of accruals for periods prior to the Issue Date for the Company's Stock Appreciation Rights Plan; and (vi) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash items to the extent it represents an accrual of, or reserve for, cash disbursements for any subsequent period) less all non-cash items increasing such Consolidated Net Income (such amount calculated pursuant to this clause (vi) not to be less than zero), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Holdings shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise paid to Holdings by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

            "ESOP Loan Provisions" means the provisions of the Credit Agreement pursuant to which lenders thereunder have committed to make ESOP loans available to Chemicals.

            "Equity Private Placement" means the private placement of shares of common stock of STX Acquisition Corp. consummated immediately prior to the Transaction, which shares will be converted into shares of common stock of Holdings upon consummation of the Transaction.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

            "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of Holdings which is neither Exchangeable Stock nor Redeemable Stock).

            "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

            "Foreign Asset Sale" means an Asset Sale in respect of Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

            "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 66-2/3% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories or jurisdictions outside the United States.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
  (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

  Accountants; (ii) statements and pronouncements of the Financial Accounting Standards Board; (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession; and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or guarantees of obligations of a Subsidiary in the ordinary course of business if such obligations do not constitute Debt of such Subsidiary. The term "Guarantee" used as a verb shall have a corresponding meaning.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

            "Holder" means the Person in whose name a Discount Note is registered on the Discount Note Register.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed to be the Incurrence of Debt.

            "Indenture" means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Independent Financial Advisor" means a reputable accounting, appraisal or investment banking firm that, in the reasonable good faith judgment of the Board of Directors of Holdings, is qualified to perform the task for which such firm has been engaged and is independent with respect to Holdings and its Affiliates.

            "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of [__________ __], 1996, between Texas Commerce Bank National Association, as Administrative Agent, and the Trustee.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect Holdings or any Restricted Subsidiary against fluctuations in interest rates.

            "Investment" means, with respect to any Person, any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, or any other credit extension to (including by way of Guarantee of any Debt of) such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 5.05 of this Indenture, (i) "Investment" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; provided, further, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Holdings' "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Holdings's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Investment Grade Rating" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such rating by S&P and Moody's or by any other Rating Agencies selected as provided in the definition of Rating Agency.

            "Issue Date" means the date on which the Discount Notes are originally issued, after giving effect to the Transaction.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

              "Moody's" means Moody's Investor Service, Inc.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition; (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition; (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and (iv) the deduction of appropriate amounts provided by the sellers as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Holdings or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

            "Notes" means the [___]% Senior Subordinated Notes Due 2006 issued pursuant to the terms of that certain Indenture, dated [________ __], 1996, between Chemicals, as issuer, and [________], as trustee thereunder.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, Controller, Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of Holdings by two Officers of Holdings, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of Holdings.

            "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to Holdings or the Trustee.

            "Permitted Holders" means (i) the purchasers in the Equity Private Placement; (ii) any Person who on the date of issuance of the Discount Notes is an officer, director, stockholder, employee or consultant of The Sterling Group, Inc. or The Unicorn Group, L.L.C.; (iii) each of Frank J. Hevrdejs, William C. Oehmig, J. Virgil Waggoner, Robert W. Roten and Gordon Cain; (iv) any Permitted Transferee with respect to any Person covered by the preceding clauses (i) through (iii) hereof; (v) the ESOP; or (vi) any savings or investment plan sponsored by Chemicals or Holdings.

            "Permitted Investment" means an Investment by Holdings or any Restricted Subsidiary in (i) a Wholly Owned Subsidiary or a Person that will, upon the making of such Investment, become a Wholly Owned Subsidiary; (ii) Temporary Cash Investments; (iii) receivables owing to Holdings or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iv) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Holdings or any Restricted Subsidiary or in satisfaction of judgments; (v) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to
  Section 5.07; (vi) Investments by Holdings or a Restricted Subsidiary in a Person to the extent the consideration for such Investment consists of shares of Capital Stock of Holdings (other than Redeemable Stock); (vii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (viii) loans or advances to employees or to a trust for the benefit of such employees that are made in the ordinary course of business of Holdings or such Restricted Subsidiary; (ix) the ESOP Loan; (x) the Permitted Loan; (xi) another Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Holdings or a Restricted Subsidiary; provided, however, that such Person's primary business is reasonably related to the business of Holdings and its Restricted Subsidiaries; and (xii) Investments in Unrestricted Subsidiaries or joint ventures (whether in corporate or partnership form or otherwise), in either case in entities engaged in businesses reasonably related to the business of Holdings and its Restricted Subsidiaries, in an aggregate amount not to exceed $10 million; provided, however, that the amount available for Investments pursuant to this clause (xii) shall be reduced pursuant to Section 5.05(a)(iv)(3)(G).

            "Permitted Liens" means, with respect to any Person, (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (iii) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Debt; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, the Debt secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien, the Debt secured by such Lien shall have otherwise been permitted to be issued under the Discount Notes Indenture, and the aggregate principal amount of Debt secured by such Liens shall not exceed the lesser of cost or Fair Market Value of the assets or property so acquired or constructed; (vii) Liens to secure Debt permitted pursuant to Section 5.04(b)(i) and Section 5.04(b)(ii); (viii) Liens existing on the Issue Date; (ix) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person;

  provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (x) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (xi) Liens securing Debt or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;
  (xii) Liens securing Interest Rate Agreements and Currency Agreements so long as such Interest Rate Agreements and Currency Agreements relate to Debt that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Interest Rate Agreements and Currency Agreements;
  (xiii) Liens created pursuant to the terms of the Pledge Agreement; and (xiv) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Debt secured by any Lien referred to in the foregoing clauses
  (vi), (viii), (ix) and (x); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property), and (B) the Debt secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Debt described under clauses (vi), (viii), (ix) or (x) at the time the original Lien became a Permitted Lien, and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. Notwithstanding the foregoing, the term "Permitted Liens" shall not include any Lien described in clauses (vi), (ix) or (x) above to the extent such Lien applies to any assets acquired directly or indirectly from Net Available Cash pursuant to Section 5.07(a)(ii)(2) and
  Section 5.07(a)(ii)(4).

            "Permitted Loan" means the loan to Holdings by Chemicals, to be made on the Issue Date, of up to $485 million, representing the proceeds of the Notes Offering and amounts initially borrowed under the Term Loan Provisions of the Credit Agreement net of repayment of existing Debt, purchase of certain equity interests and payment of Transaction expenses; provided, however, that such loan is subordinated in right of payment to the Discount Notes; and provided, further, however, that such loan is discharged in full on or prior to October 15, 1996 through the distribution from Chemicals to Holdings, in the form of a dividend, of the receivable relating thereto.

            "Permitted Transferee" means, with respect to any Person, (i) in the case of an entity, any Affiliate of such Person; and (ii) in the case of an individual, any person related by lineal or collateral consanguinity to such individual or to the spouse of such individual (adopted persons shall be considered the natural born child of their adoptive parents; lineal consanguinity is the relationship that exists between persons of whom one is descended (or ascended) in direct line from the other, as between son, father, grandfather, great-grandfather; and collateral consanguinity is that relationship that exists between persons who have the same ancestors, but do not descend (or ascend) from the other, as between uncle and nephew, or cousin and cousin), in each case to whom such Person has transferred Common Stock of Holdings.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Pledge Agreement" means that certain Pledge Agreement, dated as of [_______ __], 1996, between Holdings and the Trustee.

            "Preferred Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "Public Equity Offering" means an underwritten primary public offering of common stock of Holdings pursuant to an effective registration statement under the Securities Act.

            "Public Market" means any time after (i) a Public Equity Offering has been consummated; and (ii) at least 15% of the total issued and outstanding common stock of Holdings has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

            "Rating Agency" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Discount Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Holdings (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

            "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the Stated Maturity of the Discount Notes or is redeemable at the option of a Holder thereof at any time on or prior to the Stated Maturity of the Discount Notes.

            "Refinance" means, with respect to any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Debt" means Debt that Refinances any Debt of Holdings or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Discount Notes Indenture including Debt that Refinances Refinancing Debt; provided, however, that (i) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced; (ii) such Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced; (iii) such Refinancing Debt has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced; and (iv) with respect to any Refinancing Debt of Debt other than Senior Debt, such Refinancing Debt shall rank no more senior, and shall be at least as subordinated, in right of payment to the Discount Notes as the Debt being so extended, renewed, refunded or refinanced; provided, further, however, that Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of Holdings, or (y) Debt of Holdings or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

            "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers.

            "Restricted Subsidiary" means any Subsidiary of Holdings that is not an Unrestricted Subsidiary.

            "Revolving Credit Provisions" means the provisions of the Credit Agreement pursuant to which lenders thereunder have committed to make available to Chemicals, a revolving credit facility, including the Canadian Facility.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or a Restricted Subsidiary leases it from such Person.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Securities Act" means the U.S. Securities Act of 1933, as amended.

            "Security Documents" means, collectively, the Pledge Agreement and the Intercreditor Agreement.

            "Senior Debt" means (i) Debt of Holdings, whether outstanding on the Issue Date or thereafter Incurred; and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings whether or not such interest is an allowable claim in any such proceeding) in respect of (A) indebtedness of Holdings for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which Holdings is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Discount Notes; provided, however, that Senior Debt shall not include (1) any obligation of Holdings to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by Holdings, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Debt of Holdings (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Debt or other obligation of Holdings, (5) that portion of any Debt which at the time of Incurrence is Incurred in violation of this Indenture, (6) Debt owed, due, or guaranteed on behalf of, any director, officer or employee of Holdings or any Subsidiary (including, without limitation, amounts owed for compensation), and (7) Debt which when Incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to Holdings.

            "Separation Date" has the meaning set forth in the second recital.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of Holdings as such term is defined in Rule 1-02 of Regulation S-X, promulgated by the SEC.

            "S&P" means Standard & Poor's Ratings Group.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Obligation" means any Debt of Holdings (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Discount Notes.

            "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Holdings; (ii) Holdings and one or more Subsidiaries; or (iii) one or more Subsidiaries.

            "Tangible Property" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of Holdings prepared in accordance with generally accepted accounting principles, excluding (i) all rights, contracts and other intangible assets of any nature whatsoever; and (ii) all inventories and other current assets.

            "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; (vi) participations (for a tenor of not more than 90 days) in loans to Persons having short-term credit ratings of at least "A-1" and "P-1" by S&P and Moody's, respectively; (vii) with respect to any Foreign Subsidiary organized in Canada, commercial paper of Canadian companies rated R-1 High or the equivalent thereof by Dominion Bond Rating Services with maturities of less than one year; and (viii) with respect to Foreign Subsidiaries not organized in Canada, government obligations of another country whose debt securities are rated by S&P and/or Moody's "A-1" or "P-1", or the equivalent thereof (if a short-term debt rating is provided by either) or at least "AA" or "AA2", or the equivalent thereof (if a long-term unsecured debt rating is provided by either), in each case, with the maturities of less than 12 months.

            "Term Loan Provisions" means the provisions of the Credit Agreement pursuant to which lenders thereunder have committed to make term loans available to Chemicals.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

            "Transaction" means, collectively, the merger of STX Acquisition Corp. with and into Chemicals pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of April 24, 1996, and the related financings.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter such term shall mean such successor serving hereunder.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries own any Capital Stock or Debt of, or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less, or (B) if such Subsidiary has assets of greater than $1,000, such designation would be permitted pursuant to Section 5.05; and provided, further, however, that no (1) Subsidiary of Holdings that is a Restricted Subsidiary on the Issue Date (other than a Restricted Subsidiary with total assets of $1,000 or less on the Issue Date) may be designated an Unrestricted Subsidiary, and (2) no Subsidiary holding, directly or indirectly, any assets (other than assets totaling $1,000 or less which constituted the only assets of a Restricted Subsidiary on the Issue Date) held by Holdings or a Restricted Subsidiary on the Issue Date may be designated an Unrestricted Subsidiary.
  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Debt, Holdings could Incur $1.00 of additional Debt pursuant to Section 5.04(a), and
  (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be by Holdings to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

            "Units" has the meaning set forth in the second recital.

            "Underwriters" has the meaning set forth in the second recital.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Warrants" has the meaning set forth in the second recital.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Holdings or another Wholly Owned Subsidiary; provided, however, that a Foreign Subsidiary shall be a Wholly Owned Subsidiary if more than 90% of the Capital Stock and Voting Stock thereof is owned by Holdings or another Wholly Owned Subsidiary.

  Section 1.02.  Other Definitions.


Defined in
Term                                     Article/Section
- ----------                               ---------------

              "Affiliate Transaction"..     Section 5.08
              "Change of Control"......       Article IV
              "covenant defeasance"....     Section 9.01
              "Event of Default".......     Section 7.01
              "legal defeasance".......     Section 9.01
              "Paying Agent"...........     Section 2.03
              "parent corporation".....       Article IV
              "Payment Default"........     Section 7.01
              "Registrar"..............     Section 2.03
              "Restricted Payment".....     Section 5.05
              "specified corporation"..       Article IV
              "Successor Company"......     Section 6.01

  Section 1.03.  Incorporation by Reference of Trust Indenture Act.


            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

               (i)  "indenture securities" means the Discount Notes;

              (ii)  "indenture security holder" means a Holder of a Discount
                     Note;

              (iii)  "indenture to be qualified" means this Indenture;

               (iv)  "indenture trustee" or "institutional trustee" means the
                      Trustee;

                (v) "obligor" upon the Discount Notes means each of Holdings and any successor obligor upon the Discount Notes.

            All other terms used in this Indenture that are (i) defined by the TIA; (ii) defined by TIA reference to another statute; or (iii) defined by SEC rule under the TIA have the meanings so assigned to them.

   Section 1.04.  Rules of Construction.

              Unless the context otherwise requires:

                  (i)  a term has the meaning assigned to it;

                 (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (iii)  the word "or" shall not be deemed to be exclusive;

                 (iv) words in the singular include the plural, and words in the plural include the singular; and

                  (v)  provisions apply to successive events and transactions.


                                   ARTICLE II

                               THE DISCOUNT NOTES

  Section 2.01.  Form and Dating.

            The Discount Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Discount Notes may have such notations, legends or endorsements approved as to form by Holdings and required, as applicable, by law, stock exchange rule, agreements to which Holdings is subject and/or usage. Each Discount Note shall be dated the date of its authentication. The Discount Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

  Section 2.02.  Execution and Authentication.

            Two Officers of Holdings shall sign the Discount Notes for Holdings by manual or facsimile signature. Holdings' seal shall be reproduced on the Discount Notes.

            If an Officer whose signature is on a Discount Note no longer holds that office at the time such Discount Note is authenticated such Discount Note shall be valid nevertheless.

            A Discount Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that a Discount Note has been authenticated in accordance with the terms of this Indenture.

            The Trustee, upon a written order of Holdings signed by two Officers of Holdings, shall authenticate the Discount Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Discount Notes. The aggregate principal amount of Discount Notes outstanding at any time shall not exceed the amount set forth therein except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent acceptable to Holdings to authenticate the Discount Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate the Discount Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent of the Trustee. An authenticating agent has the same rights as an Agent to deal with Holdings or an Affiliate of Holdings.

  Section 2.03.  Registrar and Paying Agent.

            Holdings shall maintain (i) an office or agency where the Discount Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar"); and (ii) an office or agency where the Discount Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Holders of Discount Notes and of the transfer and exchange of such Discount Notes (the "Discount Note Register"). Holdings may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any such additional paying agent. Holdings may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Discount Note. Holdings shall notify the Trustee and the Trustee shall notify the Holders of the Discount Notes of the name and address of any Agent not a party to this Indenture. Holdings or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. Holdings shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Any such agency agreement shall implement the provisions of this Indenture that relate to such Agent. If Holdings fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as appropriate, and shall be entitled to appropriate compensation in accordance with Section 8.07.

            Holdings initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Discount Notes.

  Section 2.04.  Paying Agent to Hold Money In Trust.

            On or prior to each due date of the principal of and interest on any Discount Note, Holdings shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Holdings shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Discount Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Discount Notes, and shall notify the Trustee of any Default by Holdings in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Holdings at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings) shall have no further liability for the money delivered to the Trustee. If Holdings acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Discount Notes all money held by it as Paying Agent.

  Section 2.05.  Lists of Holders of Discount Notes.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Discount Notes. If the Trustee is not the Registrar, Holdings shall furnish to the Trustee at least three Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Discount Notes, including the aggregate principal amount of Discount Notes held by each such Holder of Discount Notes.

  Section 2.06.  Transfer and Exchange.

            Discount Notes shall be issued in registered form and shall be transferable only upon the surrender of a Discount Note for registration of transfer. When Discount Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Discount Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Discount Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, Holdings shall issue and the Trustee shall authenticate Discount Notes at the Registrar's request.

            Neither Holdings nor the Registrar shall be required to (i) issue, register the transfer of or exchange Discount Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Discount Notes for redemption under Section 3.02; or (ii) register the transfer of or exchange any Discount Note so selected for redemption in whole or in part, except the unredeemed portion of any Discount Note being redeemed in part.

            No service charge shall be made to any Holder of a Discount Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

            Prior to due presentment to the Trustee for registration of the transfer of any Discount Note, the Trustee, any Agent and Holdings may deem and treat the Person in whose name any Discount Note is registered in the Discount Note Register as the absolute owner of such Discount Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Discount Note for all other purposes whatsoever, whether or not such Discount Note is overdue, and none of the Trustee, any Agent nor Holdings shall be affected by any notice to the contrary.

  Section 2.07.  Replacement Discount Notes.

            If any mutilated Discount Note is surrendered to the Trustee, or Holdings and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Discount Note, Holdings shall issue and the Trustee shall authenticate a replacement Discount Note if Holdings' and the Trustee's reasonable requirements for the replacements of Discount Notes are met. If required by the Trustee or Holdings, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and Holdings to protect Holdings, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Discount Note is replaced.

            Every replacement Discount Note shall be an obligation of Holdings.

  Section 2.08.  Outstanding Discount Notes.

            The Discount Notes outstanding at any time are all the Discount Notes authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Discount Note does not cease to be outstanding because Holdings, a Subsidiary of Holdings or an Affiliate of Holdings holds such Discount Note.

            If a Discount Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that such replaced Discount Note is held by a bona fide purchaser. A mutilated Discount Note ceases to be outstanding upon surrender of such Discount Note and replacement thereof pursuant to Section 2.07.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Discount Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Discount Notes on that date pursuant to the terms of this Indenture, then on and after that date such Discount Notes (or portions thereof) shall cease to be outstanding and interest thereon shall cease to accrue.

  Section 2.09.  Temporary Discount Notes.

            Until definitive Discount Notes are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Discount Notes.
  Temporary Discount Notes shall be substantially in the form of definitive Discount Notes but may have such variations as Holdings and the Trustee consider appropriate for temporary Discount Notes. Without unreasonable delay, Holdings shall prepare and the Trustee shall authenticate definitive Discount Notes in exchange for temporary Discount Notes. Until such exchange, temporary Discount Notes shall be entitled to the same rights, benefits and privileges as definitive Discount Notes.

  Section 2.10.  Cancellation.

            Holdings at any time may deliver Discount Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Discount Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Discount Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, and shall destroy such cancelled Discount Notes (subject to the record retention requirement of the Exchange Act), and, upon the request of Holdings, deliver a certificate of such destruction to Holdings, unless Holdings directs called Discount Notes to be returned to them. Holdings may not issue new Discount Notes to replace Discount Notes it has redeemed paid or delivered to the Trustee for cancellation.

  Section 2.11.  Defaulted Interest.

            If Holdings defaults in a payment of interest on the Discount Notes, Holdings shall pay such defaulted interest in any lawful manner. Holdings may pay such defaulted interest to the Persons who are Holders of the Discount Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Discount Notes. Holdings shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days prior to the special record date, Holdings shall mail or cause to be mailed to each Holder of a Discount Note a notice that states such special record date, such related payment date and the amount of any such defaulted interest to be paid to Holders of the Discount Notes.

  Section 2.12.  CUSIP Number.

            Holdings in issuing the Discount Notes may use a "CUSIP" number, and, if Holdings shall do so, the Trustee shall use such CUSIP number in notices of redemption or exchange as a convenience to Holders; provided,
                                                                 --------
  however, that any such notice may state that no representation is made as to
  -------
  the correctness or accuracy of the CUSIP number printed in such notice or on the Discount Notes and that reliance may be placed only on the other identification numbers printed on the Discount Notes. Holdings will notify the Trustee of any change in a CUSIP number.

  Section 2.13.  Separability of Warrants; Legend.

            The Discount Notes and the Warrants shall not be separately transferable until the Separation Date, at which time the Discount Notes and the Warrants shall become separately transferable. Prior to the Separation Date, the Discount Notes shall be exchangeable and transferable only together with Warrants, as Units comprising [_____] Warrants for every $1,000 principal amount at maturity of Discount Notes.

            All Discount Notes issued prior to the Separation Date shall have printed on the face thereof the following legend:

      THE DISCOUNT NOTES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DISCOUNT NOTES AND WARRANTS (EACH, A "WARRANT") ENTITLING THE HOLDERS THEREOF TO PURCHASE AN AGGREGATE OF [____________] SHARES OF COMMON STOCK, PAR VALUE, $.01 PER SHARE OF STERLING CHEMICALS HOLDINGS, INC., AT A PRICE OF $.01 PER SHARE. PRIOR TO THE EARLIER OF (I) [_________ ___], 1996 AND (II) SUCH DATE AS THE UNDERWRITERS MAY, IN THEIR DISCRETION, DEEM APPROPRIATE, THE DISCOUNT NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

                                  ARTICLE III

                                  REDEMPTION

  Section 3.01.  Notices to Trustee.

            If Holdings elects to redeem Discount Notes pursuant to paragraph 5 of the Discount Notes, Holdings shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Discount Notes pursuant to which the redemption will occur.

            Holdings shall give each notice to the Trustee provided for in this
  Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from Holdings to the effect that such redemption will comply with the conditions herein. If fewer than all of the Discount Notes are to be redeemed, the record date relating to such redemption shall be selected by Holdings and given to the Trustee, which record date shall be less than 15 days after the date of notice to the Trustee.

  Section 3.02.  Selection of Discount Notes to be Redeemed.

            If fewer than all the Discount Notes are to be redeemed, the Trustee shall select the Discount Notes to be redeemed pro rata or by lot or by a method that the Trustee considers fair and appropriate. The Trustee shall make the selection from outstanding Discount Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Discount Notes that have denominations larger than $1,000. Discount Notes and portions of Discount Notes the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Discount Notes called for redemption also apply to portions of Discount Notes called for redemption. The Trustee shall notify Holdings promptly of the Discount Notes or portions of Discount Notes to be redeemed.

  Section 3.03.  Notice of Redemption.

            Holdings shall at least 30 days but not more than 60 days before a redemption date mail or cause to be mailed, by first class-mail, a notice to redemption to each Holder Discount Notes of which are to be redeemed.

            The notice shall identify the Discount Notes to be redeemed and shall state:

              (i)   the redemption date;

              (ii)  the redemption price;

              (iii) if any Discount Note is being redeemed in part, the portion of the principal amount of such Discount Note to be redeemed, and that after the redemption date upon surrender of such Discount Note, a new Discount Note or Discount Notes in principal amount equal to the unredeemed portion shall be issued;

              (iv)  the name and address of the Paying Agent;

            (v) that Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (vi) that, unless Holdings defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Discount Notes called for redemption ceases to accrue on and after the redemption date;

            (vii) the paragraph of the Discount Notes and/or the Section of this Indenture pursuant to which the Discount Notes called for redemption are being redeemed; and

            (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Discount Notes.

            At Holdings' request, the Trustee shall give the notice of redemption in Holdings' name and at Holdings' expense. In such event, Holdings shall provide the Trustee with the information required by this Section 3.03.

  Section 3.04.  Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Discount Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in such notice of redemption. Upon surrender to the Paying Agent, such Discount Notes shall be paid at the redemption price stated in such notice of redemption, plus accrued interest to the redemption date. Failure to give notice to a Holder of a Discount Note or any defect in any notice shall not affect the validity of any notice to any other Holder of a Discount Note.

  Section 3.05.  Deposit of Redemption Price.

            On or prior to any redemption date, Holdings shall deposit with the Paying Agent (or, if Holdings or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Discount Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to Holdings any money deposited with the Trustee or the Paying Agent by Holdings in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Discount Notes to be redeemed on that date other than Discount Notes or portions of Discount Notes called for redemption which have been delivered by Holdings to the Trustee for cancellation.

  Section 3.06.  Discount Notes Redeemed in Part.

            Upon surrender of a Discount Note that is redeemed in part, Holdings shall issue and the Trustee shall authenticate for the Holder of the Discount Notes (at the expense of Holdings) a new Discount Note equal in principal amount to the unredeemed portion of the Discount Note surrendered.

                                    ARTICLE IV

                               CHANGE OF CONTROL

            (a) Upon the occurrence of a Change of Control (as defined below), each Holder of a Discount Note shall have the right to require Holdings to repurchase such Holder's Discount Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            (b) The occurrence of any of the following events shall constitute a "Change of Control" under this Indenture:

              (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Holdings; provided that the Permitted Holders "beneficially own" (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings (for the purposes of this clause (i), (A) such other Person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such other Person "beneficially owns" (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation; and (B) the Permitted Holders shall be deemed to beneficially own any Voting Stock of a specified corporation held by any parent corporation so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

              (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings or Chemicals (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings or Chemicals, as the case may be, was approved by a majority of the directors of Holdings or Chemicals, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings or Chemicals, as the case may be, then in office;

              (iii) the merger or consolidation of Holdings or Chemicals with or into another Person or the merger of another Person (other than a Permitted Holder) with or into Holdings or Chemicals, or the sale or transfer in one or a series of transactions of all or substantially all the assets of Holdings or Chemicals to another Person (other than a Permitted Holder), and, in the case only of any such merger or consolidation, the securities of Holdings or Chemicals that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Holdings or Chemicals are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

              (iv) Holdings shall hold less than 100% of the Capital Stock of Chemicals (other than Preferred Stock of Chemicals issued in accordance with the terms of this Indenture) or less than 100% of the Voting Stock of Chemicals.

              (c) Within 30 days following any Change of Control, Holdings shall mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such Holder has the right to require Holdings to purchase such Holder's Discount Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (ii) the material circumstances and facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control); (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed in the event of a Change of Control); and (iv) the instructions determined by Holdings, consistent with the covenant described hereunder, that a Holder must follow in order to have its Discount Notes purchased.

              (d) Holdings shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Discount Notes pursuant to this Article IV. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article IV, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article IV by virtue thereof.


                                   ARTICLE V

                                   COVENANTS

  Section 5.01.  Payment of Principal, Premium and Interest.

            Holdings shall duly and punctually pay the principal of (and premium, if any) and interest on the Discount Notes in accordance with the terms of this Indenture and the Discount Notes.

  Section 5.02.  Maintenance of Office or Agency.

            Holdings shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Discount Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon Holdings in respect of the Discount Notes and this Indenture may be served. Holdings shall give prompt written notice to the Trustee of the location, and any change in such location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            Holdings also from time to time may designate one or more additional offices or agencies where the Discount Notes may be presented or surrendered for any or all such purposes and from time to time may rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency for such purposes. Holdings shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

  Section 5.03.  SEC Reports.

            So long as any of the Discount Notes remain outstanding, Holdings shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Holdings is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to be filed with the Trustee and mailed to the Holders at their addresses appearing in the Discount Note Register maintained by the Registrar, in each case, within 15 days of filing with the SEC. If Holdings is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, Holdings shall nevertheless continue to file with the SEC, in conformity with Section 13 or Section 15(d) of the Exchange Act, and provide the Trustee and Holders of Discount Notes with such annual and quarterly reports (without exhibits in the case of documents provided to the Trustee and Holders of Discount Notes) and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Section 13 or Section 15(d) of the Exchange Act. Holdings shall also comply with the provisions of TIA (S) 314(a).

  Section 5.04.  Limitation On Debt.

            (a) Holdings shall not Incur, and shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Debt unless the Consolidated EBITDA Coverage Ratio at the date of such Incurrence exceeds 1.75 to 1.0 if such Debt is Incurred on or prior to [_______ __], 1998, or 2.0 to 1.0 if such Debt is Incurred thereafter.

            (b) Notwithstanding the foregoing paragraph (a), Holdings and its Restricted Subsidiaries may Incur the following Debt:

                 (i) Debt Incurred by Chemicals and its Restricted Subsidiaries pursuant to the Revolving Credit Provisions of the Credit Agreement or any other revolving credit facility which, when taken together with all letters of credit and the principal amount of all other Debt Incurred pursuant to this clause (i), does not exceed the greater of $100 million and the sum of (x) 65% of the gross book value of the inventory of Chemicals and its Restricted Subsidiaries and (y) 85% of the gross book value of the accounts receivable of Chemicals and its Restricted Subsidiaries;

                 (ii) Debt Incurred by Chemicals and its Restricted Subsidiaries pursuant to the Term Loan Provisions of the Credit Agreement or any indenture or term loan provisions of any other credit or loan agreement which, when taken together with the principal amount of all other Debt Incurred pursuant to this clause (ii), does not exceed $350 million outstanding at any one time less the aggregate amount of all principal repayments of any such Debt actually made after the Issue Date (other than any such principal repayments made as a result of the Refinancing of any such Debt);

                 (iii) Debt Incurred by Chemicals and its Restricted Subsidiaries pursuant to the ESOP Loan Provisions of the Credit Agreement in an aggregate principal amount not to exceed $6.5 million outstanding at any one time less the aggregate amount of all principal repayments of any such Debt actually made after the Issue Date (other than any such principal repayments made as a result of the Refinancing of any such
       Debt);

                 (iv) Debt of Holdings owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by Holdings;

                 (v) Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdings (other than Debt Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdings);

                  (vi) the Discount Notes and the Notes;

                 (vii) Debt outstanding on the Issue Date (other than Debt described in clause (i), clause (ii), clause (iii), clause (iv), clause
       (v) or clause (vi));

                 (viii) Refinancing Debt in respect of Debt Incurred pursuant to paragraph (a) above or pursuant to clause (vi) or clause (vii) or this clause (viii) of this paragraph (b);

                 (ix) Hedging Obligations; provided, that with respect to Interest Rate Agreements and Currency Agreements (if such Currency Agreements relate to Debt) only to the extent directly related to Debt permitted to be Incurred by Holdings pursuant to this Indenture;

                  (x)  the Permitted Loan; and

                 (xi) Debt in an aggregate principal amount which, together with all other Debt of Holdings and the Restricted Subsidiaries then outstanding (other than Debt permitted by clauses (i) through (ix) of this paragraph (b) or permitted by paragraph (a) above) does not exceed $25 million.

  For purposes of determining compliance with this paragraph (b), (i) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in this paragraph (b), Holdings, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of the clauses contained in this paragraph (b); and (ii) an item of Debt may be divided and classified in more than one of the types of debt contained in this paragraph (b).

            (c) Notwithstanding the foregoing, Holdings shall not Incur any Debt pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Discount Notes to at least the same extent as such Subordinated Obligations.

  Section 5.05.  Limitation On Restricted Payments.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

                 (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Holdings) or similar payment to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to Holdings or a Restricted Subsidiary), and other than pro rata dividends or other distributions made by a Restricted Subsidiary of Holdings that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is an entity other than a corporation);

                 (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings, any direct or indirect parent of Holdings, or a Restricted Subsidiary (other than such Capital Stock owned by Holdings or any Wholly Owned Subsidiary);

                 (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

                 (iv) make any Investment in any Person (other than a Permitted Investment) (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time Holdings or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) Holdings, after giving pro forma effect to such Restricted Payment, would not be permitted to Incur an additional $1.00 of Debt pursuant to Section 5.04(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the

       Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Discount Notes were originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); provided, however, that if the Discount Notes achieve an Investment Grade Rating during any fiscal quarter, the percentage for such fiscal quarter (and for any other fiscal quarter where, on the first day of such fiscal quarter, the Discount Notes shall have an Investment Grade Rating) will be 100% of Consolidated Net Income during such fiscal quarter; provided, further, however, that if such Restricted Payment is to be made in reliance upon an additional amount permitted pursuant to the immediately preceding proviso, the Discount Notes must have an Investment Grade Rating at the time such Restricted Payment is declared or, if not declared, made; (B) the aggregate Net Cash Proceeds received by Holdings from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust); (C) the aggregate Net Cash Proceeds received by Holdings from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the Issue Date; provided, however, that if such employee stock ownership plan issues any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of Holdings resulting from principal repayments made by such employee stock ownership plan with respect to Debt issued by it to finance the purchase of such Capital Stock; (D) the amount by which Debt of Holdings is reduced on Holdings' balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date, of any Debt of Holdings convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of Holdings (less the amount of any cash, or other property, distributed by Holdings upon such conversion or exchange); (E) an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Holdings or any Restricted Subsidiary from Unrestricted Subsidiaries, and (y) the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary; (F) to the extent not covered in sub-clauses (A) through (E) of this clause (iv)(3), the aggregate net cash proceeds received after the date of the Discount Notes Indenture by Holdings as capital contributions (other than from any Restricted Subsidiaries); and (G) $5 million; provided, however, that, to the extent used, such $5 million shall reduce the amount available for Investments pursuant to clause
       (xii) of the definition of "Permitted Investments"; and provided, further, however, that the amounts available under this sub-clause (G) and under clause (xii) of the definition of "Permitted Investments" shall in no event exceed $10 million in the aggregate.

            (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                 (i) any purchase or redemption of Capital Stock or Subordinated Obligations of Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Holdings (other than Redeemable Stock or

       Exchangeable Stock of Holdings and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided; however, that (1) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments, and (2) the Net Cash Proceeds from such sale shall be excluded from clause (iv)(3)(B) and clause (iv)(3)(C) of paragraph (a) above;

                 (ii) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of Holdings which is permitted to be Incurred pursuant to
       Section 5.04; provided, however, that such purchase, redemption, defeasance other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                 (iii) any purchase or redemption of Subordinated Obligations of Holdings from Net Available Cash to the extent permitted under Section 5.07; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                 (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of declaration of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); and provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                 (v) repurchases of common stock of Holdings distributed to participants and beneficiaries of the ESOP as required by and in accordance with the ESOP and Section 409(h)(1)(B) of the Code and the regulations thereunder; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

                 (vi) payments to the ESOP on behalf of employees of Holdings or its Subsidiaries; provided, however, that all such payments by Holdings and its Subsidiaries may not exceed, during any fiscal year, 10% of the aggregate compensation expense during such fiscal year attributable to employees of Holdings and its Subsidiaries who are eligible to participate in the ESOP; and

                 (vii) the repurchase, redemption, acquisition or retirement for value of any Capital Stock of Holdings pursuant to any stockholder's agreement, management equity subscription plan or agreement, stock option plan or agreement or employee benefit plan in effect as of the Issue Date or such employee plan or agreement or employee benefit plan as may be adopted by Holdings or Chemicals from time to time; provided, however, that the aggregate price paid for all Capital Stock repurchased, redeemed, acquired or retired by or on behalf of Holdings or Chemicals shall not exceed $5 million in any fiscal year; provided, further, however, that such amount, to the extent related to the ESOP, shall be excluded in the calculation of Restricted Payments.

  Section 5.06. Limitation On Restrictions On Distributions from Restricted Subsidiaries.

            Holdings shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to Holdings;

              (ii) make any loans or advances to Holdings; or

             (iii) transfer any of its property or assets to Holdings, except:

                 (1) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date or pursuant to the issuance of the Discount Notes or the Notes;

                 (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdings) and outstanding on such date;

                 (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause (iii)(1) or clause (iii)(2) or contained in any amendment to an agreement referred to in clause (iii)(1) or (iii)(2); provided, however, that the encumbrances and restrictions contained in any of such refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                 (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or other customary non-assignment provisions in contracts (other than contracts that constitute Debt) entered into in the ordinary course of business to the extent such provisions restrict the transfer of the assets subject to such contracts;

                 (5) in the case of this clause (iii), restrictions contained in security agreements or mortgages securing Debt of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                 (6) encumbrances or restrictions imposed by operation of applicable law; and

                 (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

  Section 5.07.  Limitation On Sales of Assets and Subsidiary Stock.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition, unless:

                 (i) Holdings or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents; and

                 (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Holdings (or such Restricted Subsidiary, as the case may be):

                      (1) FIRST, to the extent Holdings elects (or is required
              by the terms of any Senior Debt), to prepay, repay or purchase Senior Debt or Debt (other than any Redeemable Stock) of a Wholly Owned Subsidiary (in each case other than Debt owed to Holdings or an Affiliate of Holdings) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                      (2) SECOND, to the extent of the balance of such Net
              Available Cash after application in accordance with clause (ii)(1) above, at Holdings' election to the investment by Holdings, any Wholly Owned Subsidiary or the Restricted Subsidiary making such Asset Disposition in assets to replace the assets that were the subject of such Asset Disposition or an asset that (as determined by the Board of Directors) will be used in the business of Holdings, the Wholly Owned Subsidiaries or the Restricted Subsidiary making such Asset Disposition existing on the Issue Date or in businesses reasonably related thereto, in each case within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash;

                      (3) THIRD, to the extent of the balance of such Net
              Available Cash after application and in accordance with clause
              (ii)(1) and clause (ii)(2), to make an offer to purchase Discount Notes (and any other Senior Debt designated by Holdings) pursuant to and subject to the conditions contained in this Indenture; and

                      (4) FOURTH, to the extent of the balance of such Net
              Available Cash after application in accordance with clause
              (ii)(1), clause (ii)(2) and clause (ii)(3), to (A) the acquisition by Holdings or any Wholly Owned Subsidiary or the Restricted Subsidiary making such Asset Disposition of Tangible Property, or
              (B) the prepayment, repayment or purchase of Debt (in either case other than any Redeemable Stock) of Holdings or Debt of any Restricted Subsidiary (in either case other than Debt owed to Holdings or an Affiliate of Holdings), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in paragraph
              (b) below is consummated;

  provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (ii)(1), clause (ii)(3) or clause (ii)(4) of this paragraph (a), Holdings shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, Holdings and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $20 million. Pending application of Net Available Cash pursuant to this paragraph, such Net Available Cash shall be invested in Temporary Cash Investments.

            For the purposes of this Section 5.07, the following are deemed to be cash or cash equivalents: (x) the express assumption of Debt of Holdings or any Restricted Subsidiary and the release of Holdings or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Disposition, and (y) securities received by Holdings or any Restricted Subsidiary from the transferee that are converted by Holdings or such Restricted Subsidiary into cash within 90 days of the receipt of such securities. The 75% limitation referred to in the previous paragraph shall not apply to any Asset Disposition in which the cash portion of the consideration received therefor, determined in accordance with the previous sentence, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with such 75% limitation.

            (b) In the event of an Asset Disposition that requires the purchase of the Discount Notes (and other Senior Debt) pursuant to clause (a)(ii)(3) above, Holdings will be required to purchase Discount Notes tendered pursuant to an offer by Holdings for the Discount Notes (and other Senior Debt) at a purchase price of 100% of the Accreted Value of each Discount Note on the date of such offer (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Debt, such lesser price, if any, as may be provided for by the terms of such Senior Debt) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Discount Notes (and any other Senior Debt) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, Holdings will be required to apply the remaining Net Available Cash in accordance with clause (a)(ii)(4) above. Holdings shall not be required to make such an offer to purchase Discount Notes (and other Senior Debt) pursuant to this Section 5.07 if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

            To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary (and invested in accordance with the last sentence of the first paragraph of paragraph (a) above) so long, but only so long, as the applicable local law will not permit repatriation to the United States. Holdings shall agree to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash will be applied in the manner described in this Section 5.07.

            (c) Holdings shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Discount Notes pursuant to this Section 5.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.07, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

  Section 5.08.  Limitation On Transactions with Affiliates.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings (an "Affiliate Transaction"), unless:

                 (i) the terms of such Affiliate Transaction are (1) set forth in writing, and (2) as favorable to Holdings or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of related transactions in arm's length dealings with an unrelated third Person;

                 (ii) if such Affiliate Transaction involves an amount in excess of $2.5 million, the disinterested members of the Board of Directors have, by resolution, determined in good faith that such Affiliate Transaction meets the criteria set forth in clause (i)(2) above; and

                 (iii) if such Affiliate Transaction involves an amount in excess of $7.5 million, such Affiliate Transaction is determined by an Independent Financial Advisor to be fair from a financial standpoint to Holdings or its Restricted Subsidiary, as the case may be.

  The foregoing requirements shall not be applicable to (x) contracts with Koch Equities Inc. or its affiliates in the ordinary course of business on terms as favorable to Holdings or the relevant Restricted Subsidiary as would be obtainable at the time for a comparable transaction in arm's length dealings with an unrelated third Person, or (y) any purchase or supply contracts in the ordinary course of business on terms as favorable to Holdings or the relevant Restricted Subsidiary as would be obtainable at the time for a comparable transaction in arm's length dealings with an unrelated third Person; provided, however, that the Board of Directors shall, not later than the 60th day after the end of each six-month period following the Issue Date, have reviewed such contracts and determined that such contracts meet the criteria set forth in this sub-clause (y).

            (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                 (i) any Restricted Payment or Permitted Investment permitted to be paid pursuant to the covenant described in Section 5.05;

                 (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Chemicals or the board of directors of the relevant Restricted Subsidiary;

                 (iii) loans or advances to employees in the ordinary course of business in accordance with the past practices of Holdings or its Subsidiaries and their predecessors, but in any event not to exceed $2 million in the aggregate outstanding at any one time;

                 (iv) the payment of reasonable and customary fees to directors of Holdings and its Restricted Subsidiaries who are not employees of Holdings or its Restricted Subsidiaries;

                 (v) any transaction between Holdings and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;

                 (vi) one-time fees payable to The Sterling Group, Inc., and The Unicorn Group L.L.C., in connection with the Transaction in an aggregate amount not to exceed $8 million and $4 million, respectively; and

                 (vi) indemnification payments to directors and officers of Holdings in accordance with applicable state laws.

  Section 5.09.  Limitation On Liens.

            Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary) securing Debt of Holdings, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Discount Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that Holdings may Incur other Liens to secure Debt as long as the amount of outstanding Debt secured by Liens Incurred pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of Holdings as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

  Section 5.10.  Limitation On Sale/Leaseback Transactions.

            Holdings shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property, unless:

              (i) Holdings or such Restricted Subsidiary would be entitled to:
       (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 5.04; and (2) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Discount Notes pursuant to Section 5.09;

              (ii) the net proceeds received by Holdings or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and

              (iii) Holdings applies the proceeds of such transaction in accordance with Section 5.07.

            Holdings hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Holdings in accordance with Section 2.03.

  Section 5.11. Limitation On the Sale or Issuance of Capital Stock of Restricted Subsidiaries.

            Holdings shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

              (i) to Holdings or a Wholly Owned Subsidiary;

             (ii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary remains a Restricted Subsidiary; or

            (iii) if all shares of Capital Stock of such Restricted Subsidiary are sold or otherwise disposed of, provided, however, that in connection with any sale pursuant to this clause (iii), Holdings may retain no more than 10% of the outstanding Capital Stock of the Restricted Subsidiary being sold as a portion of the purchase price in connection with such sale.

            In connection with any such sale or disposition of Capital Stock, Holdings or any such Restricted Subsidiary shall comply with Section 5.07.

  Section 5.12.  Impairment of Security Interest.

            Holdings shall not, and Holdings shall not permit any of its Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of impairing or adversely affecting the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Discount Notes, and Holdings shall not, and shall not permit any of its Subsidiaries to, grant to any Person other than the Collateral Agent, for the benefit of the Trustee and the Holders of the Discount Notes and other beneficiaries described in the Pledge Agreement, any interest whatsoever in any of the Collateral.

  Section 5.13.  Amendments to Pledge Agreement.

            Holdings shall not, and Holdings shall not permit any of its Subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Pledge Agreement in any way that would be adverse to the Holders of the Discount Notes.

  Section 5.14.  Compliance Certificates.

            Holdings shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Officers' Certificate, that to the best of his or her knowledge Holdings has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). Holdings shall also comply with TIA (S) 314(a)(4).

  Section 5.15.  Further Instruments and Acts.

            Upon request of the Trustee, Holdings will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE VI

                                   SUCCESSORS

  Section 6.01.  When Holdings May Merge or Transfer Assets.

            Holdings shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Holdings) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form acceptable to the Trustee, all the obligations of Holdings under the Discount Notes, this Indenture and the Pledge Agreement;

            (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Debt pursuant to Section 5.04(a);

            (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of Holdings prior to such transaction minus any costs incurred in connection with such transaction; and

            (v) Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the terms of this Indenture.

  Section 6.02.  Successor Company Substituted.

            The Successor Company shall be the successor to Holdings and shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture, but the predecessor Person in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Discount Notes.


                                  ARTICLE VII

                             DEFAULTS AND REMEDIES

  Section 7.01.  Events of Default.

            Each of the following shall constitute an "Event of Default":

              (i) Holdings defaults in any payment of interest on any Discount Note when the same becomes due and payable, and such default continues for a period of 30 days;

              (ii) Holdings defaults in the payment of the principal of any Discount Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, upon required repurchase or otherwise;

              (iii)  Holdings fails to comply with Article VI;

              (iv) the failure by Holdings to comply for 30 days after notice with any of its obligations contained in Article IV, (other than a failure to purchase Discount Notes), Section 5.03, Section 5.04, Section 5.05, Section 5.06, Section 5.07 (other than a failure to purchase Discount Notes), Section 5.08, Section 5.09, Section 5.10, Section 5.11,
       Section 5.12, Section 5.13 or Section 5.14.

              (v) Holdings fails to comply with any of its agreements contained in the Discount Notes or this Indenture (other than those referred to in clause (i), clause (ii), clause (iii) or clause (iv) of this Section 7.01) and such failure continues for 60 days after the notice specified in Section 8.05;

              (vi) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by Holdings or any of its Subsidiaries (or the payment of which is Guaranteed by Holdings or any of its Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default ("Payment Default"), or (2) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

              (vii) Holdings or any Significant Subsidiary of Holdings pursuant to or within the meaning of Bankruptcy Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (4) makes a general assignment for the benefit of its creditors;

              (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against Holdings or any Significant Subsidiary of Holdings in an involuntary case, (2) appoints a Custodian of Holdings or any Significant Subsidiary of Holdings or for all or substantially all of the property of Holdings or any Significant Subsidiary of Holdings, or (3) orders the liquidation of Holdings or any Significant Subsidiary of Holdings, and the order or decree remains unstayed and in effect for 60 consecutive days.

              (ix) any final non-appealable judgment or decree not covered by insurance or as to which the insurance carrier has denied responsibility for the payment of money in excess of $10 million is rendered against Holdings or a Significant Subsidiary and is not discharged and there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

              (x) the security interest under the Pledge Agreement shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or any security interest created thereunder shall be declared invalid or unenforceable or Holdings shall assert, in any pleading in any court of competent jurisdiction, that such security interest is invalid or unenforceable.

       A Default under clause (iv) or clause (v) of this Section 7.01 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Discount Notes notify Holdings of the Default and Holdings does not cure such Default within the time specified after receipt of such notice.

       The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            Holdings shall deliver to the Trustee, within 30 days after the occurrence thereof, an Officers' Certificate of any Event of Default pursuant to clause (iv), clause (v), clause (vi), clause (ix) or clause (x) and any event which, with the giving of notice or the lapse of time, would become an Event of Default, its status and what action Holdings is taking or proposes to take in respect thereof.

  Section 7.02.  Acceleration.

            If an Event of Default (other than an Event of Default specified in clause (vii) or clause (viii) of Section 7.01) occurs and is continuing, the Trustee by notice to Holdings, or the Holders of at least 25% in aggregate principal amount of the then outstanding Discount Notes by written notice to Holdings and the Trustee, may declare the Accreted Value of and accrued but unpaid interest on all the Discount Notes to be due and payable (collectively, the "Default Amount"). Upon such a declaration, the Default Amount shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (vii) or clause (viii) of Section 7.01, all outstanding Discount Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders of the Discount Notes. The Holders of a majority in aggregate principal amount of the then outstanding Discount Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

  Section 7.03.  Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Discount Notes or to enforce the performance of any provision of the Discount Notes and this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Discount Notes or does not produce any such Discount Notes in the proceeding. A delay or omission by the Trustee or any Holder of a Discount
  Note in exercising any right or remedy accruing upon any Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy shall be exclusive of any other remedy. All remedies shall be cumulative to the extent permitted by law.

  Section 7.04.  Waiver of Past Defaults.

            Holders of a majority in aggregate principal amount of the Discount Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Discount Notes waive an existing Default and its consequences, except (i) a Default in the payment of the principal of, premium, if any, or interest on, the Discount Notes; or (ii) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

  Section 7.05.  Control by Majority.

            Holders of a majority in principal amount of the Discount Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the terms of this Indenture if, subject to Section 8.01, the Trustee reasonably determines that such action, if taken, would be unduly prejudicial to the rights of other Holders of Discount Notes or may involve the Trustee in personal liability.

  Section 7.06.  Limitation On Suits.

            Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Discount Note may pursue any remedy with respect to this Indenture or the Discount Notes, unless:

               (i) such Holder has previously given the Trustee notice that an Event of Default is continuing;

              (ii) Holders of at least 25% in principal amount of the Discount Notes then outstanding have requested the Trustee to pursue the remedy;

              (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

              (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

               (v) Holders of a majority in principal amount of the Discount Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

            A Holder of a Discount Note shall not use this Indenture to prejudice the rights of another Holder of a Discount Note or to obtain a preference or priority over another Holder of a Discount Note.

  Section 7.07. Unconditional Right of Holders of Discount Notes to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Discount Note to receive payment of principal, premium, if any, and interest on such Discount Note, on or after the respective due dates expressed in such Discount Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of any such Holder of a Discount Note.

  Section 7.08.  Collection Suit by Trustee.

            If an Event of Default specified in Section 7.01(a) or Section 7.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Holdings for the entire amount then due and owing, plus the amounts provided for in Section 8.07.

  Section 7.09.  Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Discount Notes allowed in any judicial proceedings relative to Holdings, Holdings' creditors or Holdings' property, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders of Discount Notes in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder of a Discount Note to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Discount Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to Trustee under Section
  8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Discount Note any plan of reorganization, arrangement, adjustment or composition affecting the Discount Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Discount Note in any such proceeding.

  Section 7.10.  Priorities.

            If the Trustee collects any money pursuant to this Article VII, it shall pay out the money in the following order:

              (i) FIRST: to the payment of the Trustee's costs and expenses of foreclosure under this Indenture and the Security Documents;

              (ii) SECOND: to the Trustee for amounts due to it under Section 8.07;

              (iii) THIRD: to Holders of Discount Notes for amounts due and unpaid on the Discount Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Discount Notes for principal, premium, if any, and interest, respectively; and

              (iv)  FOURTH:  to Holdings.

            The Trustee may fix a record date and payment date for any payment to Holders of Discount Notes pursuant to this Section 7.10.

  Section 7.11.  Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 shall not apply to a suit by the Trustee, a suit by a Holder of a Discount Note pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the Discount Notes then outstanding.

  Section 7.12.  Waiver of Stay, Extension and Usury Laws.

            Holdings (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VIII

                                    TRUSTEE

  Section 8.01.  Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

                 (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements Indenture.

            (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

                 (i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 7.05.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraph
  (a), paragraph (b) and paragraph (c) of this Section 8.01.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Holdings.

            (g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

  Section 8.02.  Rights of Trustee.

            (a) The Trustee may rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

            (b) Before the Trustee acts or refrains from taking any act, the Trustee may require an Officers' Certificate or an Opinions of Counsel or both. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in reliance on such Officers' Certificate or such Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent; provided, however, that any such agent is appointed by the Trustee with due care.

            (d) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute negligence, willful misconduct or bad faith.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by the Trustee hereunder in good faith and in accordance with the advice or opinion of such counsel.

  Section 8.03.  Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledge of Discount Notes and may otherwise deal with Holdings or any Affiliate of Holdings with the same rights as it would have if the Trustee were not the Trustee hereunder. However, in the event the Trustee acquires any conflicting interest it must eliminate such conflicting interest within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar or co-registrar may do the same with like rights. The Trustee shall at all times remain subject to Section 8.10 and Section 8.11.

  Section 8.04.  Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validly or adequacy of this Indenture or the Discount Notes, it shall not be accountable for Holdings' use of the proceeds of the Discount Notes and it shall not be responsible for any statement contained herein or any statement contained in the Discount Notes or any other document in connection with the sale of the Discount Notes or pursuant to this Indenture other than the Trustee's certificates of authentication.

   Section 8.05.  Notice of Default.

            If a Default occurs and is continuing and if such Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of a Discount Note a notice of such Default within 90 days (or such shorter period as may be required by applicable law) after such Default occurs.
  Except in the case of a Default in payment of principal of, premium, if any, or interest on any Discount Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Discount Notes.

  Section 8.06.  Reports by Trustee to Holders of Discount Notes.

            Within 60 days after each [_________ ___], 1996, beginning with [_________ ___] following the date of this Indenture, the Trustee shall mail to Holders of the Discount Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b).

            A copy of each report at the time of its mailing to the Holders of Discount Notes shall be mailed to Holdings and filed with the SEC and each stock exchange on which the Discount Notes may be listed. Holdings shall promptly notify the Trustee upon the Discount Notes being listed on any stock exchange and any delisting thereof.

  Section 8.07.  Compensation and Indemnity.

            Holdings shall pay to the Trustee from time to time reasonable compensation for the Trustee's acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it in the course of its services hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

            Holdings shall indemnify the Trustee against any and all loss, liability or reasonable expense incurred by it in connection with the administration of this trust and the performance of its duties under this Indenture, except any such loss, liability or expense attributable to the negligence, willful misconduct or bad faith of the Trustee.

            The Trustee shall notify Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Holdings shall not relive Holdings of its obligations hereunder except to the extent that Holdings may be materially prejudiced by such failure. Holdings shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and Holdings shall pay the reasonable fees and expenses of such counsel. Holdings need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith. Holdings need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            Holdings' payment obligations under this Section 8.07 shall survive the satisfaction and discharge of this Indenture.

            To secure Holdings' payment obligations under this Section 8.07, the Trustee shall have a Lien prior to the Discount Notes on all money or property held or collected by the Trustee, except such money or property that is held by it in trust for the benefit of Holders of Discount Notes to pay principal and interest on particular Discount Notes.

            If the Trustee shall incur expenses after the occurrence of a Default specified in Section 7.01(vii) or Section 7.01(viii), such expenses (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

  Section 8.08.  Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

            The Trustee may resign at any time and be discharged from the trust hereby created by so notifying Holdings in writing. The Holders of Discount Notes of not less than a majority in principal amount of the Discount Notes then outstanding may remove the Trustee by so notifying the Trustee and Holdings in writing. Holdings shall remove the Trustee if:

              (i) the Trustee fails to comply with Section 8.10;

              (ii) the Trustee is adjudged bankrupt or insolvent;

              (iii) a Custodian or other public officer takes charge of the Trustee or its property; or

              (iv) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Holdings shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Discount Notes may appoint a successor Trustee to replace the successor Trustee appointed by Holdings.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holdings or the Holders of Discount Notes of at least 10% in principal amount of the then outstanding Discount Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee after written request by any Holder of a Discount Note who has been a Holder of a Discount Note for at least six months fails to comply with Section 8.10, such Holder of a Discount Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Any successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Discount Note. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 8.07. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, Holdings' obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

  Section 8.09.  Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee entity without any further act shall constitute the successor Trustee; provided, however, that such entity shall be otherwise qualified and eligible under this Article VIII.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated, and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

  Section 8.10.  Eligibility; Disqualification.

            This Indenture at all times shall have a Trustee which satisfies the requirements of TIA 310(a). Trustee shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recently published annual report of condition. The Trustee shall be subject to TIA (S) 310(b).

  Section 8.11.  Preferential Collection of Claims Against Holdings.

            The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee which has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE

  Section 9.01.  Discharge of Liability on Securities; Defeasance.

            (a) When (i) Holdings delivers to the Trustee all outstanding Discount Notes (other than Discount Notes replaced pursuant to Section 2.07) for cancellation; or (i) all outstanding Discount Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III of this Indenture and Holdings irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Discount Notes including interest thereon to maturity or such redemption date (other than Discount Notes replaced pursuant to Section 2.07), and if in either case Holdings pays all other sums payable hereunder by Holdings, then this Indenture shall, subject to Section 9.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of Holdings accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of Holdings.

            (b) Subject to Section 9.01(c) and Section 9.02, Holdings at any time may terminate (i) all of Holdings obligations under the Discount Notes and this Indenture ("legal defeasance"); or (ii) its obligations under Article IV, Section 5.02, Section 5.03, Section 5.04, Section 5.05, Section 5.06,
  Section 5.07, Section 5.08, Section 5.09, Section 5.10, Section 5.11, Section 5.12, Section 5.13 and Section 5.14, Section 6.01(iii), Section 6.01(iv),
  Section 7.01(iv), Section 7.01(vi), Section 7.01(vii) (with respect only to Significant Subsidiaries), Section 7.01(viii) (with respect only to Significant Subsidiaries) and Section 7.01(ix) ("covenant defeasance"). Holdings may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If Holdings exercises its legal defeasance option, payment of the Discount Notes may not be accelerated because of an Event of Default and the Discount Notes will cease to be secured by the Collateral. If Holdings exercises its covenant defeasance option, payment of the Discount Notes may not be accelerated because of an Event of Default specified in Section 7.01
  (iv), Section 7.01(vi), Section 7.01(vii) (with respect only to Significant Subsidiaries), Section 7.01(viii) (with respect only to Significant Subsidiaries), Section 7.01(ix) or the failure of Holdings to comply with
  Article IV.

            Upon satisfaction of the conditions set forth herein and at the request of Holdings, the Trustee shall acknowledge in writing the discharge of those obligations of Holdings terminated thereby.

            (c) Notwithstanding clause (a) and clause (b) above, Holdings' obligations contained in Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 8.07, Section 8.08 and this Article IX shall survive until the Discount Notes have been paid in full. Thereafter, Holdings' obligations contained in Section 8.07, Section 9.04 and Section 9.05 shall survive.

  Section 9.02.  Conditions to Defeasance.

            Holdings may exercise its legal defeasance option or its covenant defeasance option only if:

              (i) Holdings irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Discount Notes to maturity or redemption, as the case may be;

              (ii) Holdings delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Discount Notes to maturity or redemption, as the case may be;

              (iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 7.01(vii), Section 7.01(viii) with respect to Holdings occurs which is continuing at the end of the period;

              (iv) the deposit does not constitute a default under any other agreement binding on Holdings;

              (v) Holdings delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

              (vi) in the case of the legal defeasance option, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (1) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Discount Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred:

              (vii) in the case of the covenant defeasance option, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of Discount Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

              (viii) Holdings delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Discount Notes as contemplated by this Article IX have been complied with: and

            Before or after a deposit, Holdings may make arrangements satisfactory to the Trustee for the redemption of the Discount Notes at a future date in accordance with Article III.

  Section 9.03.  Application of Trust Money.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article IX. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Discount Notes.

  Section 9.04.  Repayment to Holdings.

            The Trustee and the Paying Agent shall promptly turn over to Holdings upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to Holdings upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of Discount Notes entitled to the money shall look to Holdings for payment as general creditors.

  Section 9.05.  Indemnity for Government Obligations.

            Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

  Section 9.06.  Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Holdings' obligations under this Indenture and the Discount Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
  Article IX; provided, however, that, if Holdings has made any payment of interest on or principal of any of the Discount Notes because of the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Holders of such Discount Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE X

                        AMENDMENT, SUPPLEMENT AND WAIVER

  Section 10.01.  Without Consent of Holders of Discount Notes.

            Holdings and the Trustee may amend or supplement this Indenture or the Discount Notes without the consent of any Holder of a Discount Note:

              (i) to cure any ambiguity, omission, defect or inconsistency;

              (ii) to provide for the assumption of Holdings' obligations to the Holders of the Discount Notes in the case of a merger or consolidation pursuant to Article VI;

              (iii) to provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes (provided that the uncertificated Discount Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

              (iv) to add Guarantees with respect to the Discount Notes;

              (v) to add to the covenants of Holdings and its Subsidiaries hereunder for the benefit of the Holders of Discount Notes or to surrender any right or power conferred upon Holdings;

              (vi) to make any change that would provide any additional rights or benefits to the Holders of the Discount Notes or that does not adversely affect the legal rights hereunder of any Holder of a Discount Note; or

              (vii) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of Holdings accompanied by a resolution of the Board of Directors of Holdings authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with Holdings in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be contained therein, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

            After an amendment, supplement or waiver under this Section 10.01 becomes effective, Holdings shall mail to the Holders of Discount Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplement Indenture or waiver. Subject to Section 7.04 and Section 7.07, the Holders of a majority in aggregate principal amount of the Discount Notes then outstanding may waive compliance by Holdings in any particular instance with any provision of this Indenture or the Discount Notes.

  Section 10.02.  With Consent of Holders of Discount Notes.

            Holdings and the Trustee may amend or supplement this Indenture, the Discount Notes or any amended or supplemental Indenture with the written consent of the Holders of Discount Notes of at least a majority in aggregate principal amount of the Discount Notes then outstanding, and any existing Default and its consequences or compliance with any provision of this Indenture or the Discount Notes may be waived with the consent of the Holders of a majority in principal amount of the Discount Notes then outstanding. However, without the consent of each Holder of a Discount Note affected, any amendment supplement or waiver may not:

              (i) reduce the amount of Discount Notes the Holders of which must consent to an amendment;

              (ii) reduce the rate of or extend the time for payment of interest on any Discount Note;

              (iii) reduce the principal of or extend the Stated Maturity of any Discount Note (except that Holdings' obligations to make an offer to repurchase the Discount Notes as a result of a Change of Control may be waived or modified with the prior written consent of the Holders of a majority in principal amount of the Discount Notes);

              (iv) reduce the premium payable upon the redemption of any Discount Note or change the time at which any Discount Note may be redeemed in accordance with Article III;

              (v) make any Discount Notes payable in money other than that stated in the Discount Note;

              (vi) impair the right of any Holder of a Discount Note to receive payment of principal of and interest on which Holder's Discount Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Discount Notes;

              (vii) make any change in Section 7.04 or Section 7.07 or the second sentence of this Section 10.02; or

              (viii) make any change in any material provision of the Pledge Agreement that adversely affects the interests of any Holder of a Discount Note.

            Upon the request of Holdings accompanied by a resolution of the Board of Directors of Holdings authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory with the Trustee of the consent of the Holders of Discount Notes as aforesaid and upon receipt by the Trustee of the documents described in
  Section 10.06, the Trustee shall join with Holdings in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Discount Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 10.02 becomes effective, Holdings shall mail to the Holders of Discount Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplement Indenture or waiver. Subject to Section 7.04 and Section 7.07, the Holders of a majority in aggregate principal amount of the Discount Notes then outstanding may waive compliance by Holdings in any particular instance with any provision of this Indenture or the Discount Notes.

  Section 10.03.  Compliance with Trust Indenture Act.

            Every amendment or supplement to this Indenture or the Discount Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

  Section 10.04.  Revocation and Effect of Consents and Waivers.

            Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Discount Note is a continuing and bindings consent by the Holder of a Discount Note and every subsequent Holder of a Discount Note or portion of a Discount Note that evidences the same Debt as the consenting Holder's Discount Note, even if a notation of the consent or waiver is not made on any Discount Note. However, any such Holder of a Discount Note or subsequent Holder of a Discount Note may revoke the consent as to its Discount Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder of a Discount Note.

            Holdings may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Discount Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, such Persons which were Holders of Discount Notes at such record date (or their duly designated proxies), and only such Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Discount Notes after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

  Section 10.05.  Notation On or Exchange of Discount Notes.

            If an amendment or supplement changes the terms of a Discount Note, the Trustee may require the Holder of such Discount Note to Deliver such Discount Note to the Trustee. The Trustee may place an appropriate notation on the Discount Note regarding the changed terms and return it to the Holder of such Discount Note. Alternatively, if Holdings or the Trustee so determines, Holdings in exchange for such Discount Note shall issue and the Trustee shall authenticate a new Discount Note that reflects such changed terms. Failure to make the appropriate notation or to issue a new Discount Note shall not affect the validity of such amendment or supplement.

  Section 10.06.  Trustee to Sign Amendments, Etc.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Holdings shall not sign any amendment or supplemental Indenture until the Board of Directors approves any such amendment or supplemental Indenture.

  Section 10.07.  Payment for Consents.

            Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Discount Note for or as an inducement to any consent, amendment, supplement or waiver with respect to any term or provision of this Indenture or the Discount Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of Discount Notes that consent, waive or agree to amend or supplement in the time frame set forth in the solicitation documents relating to any such consent, waiver or agreement to amend or supplement.

                                  ARTICLE XI

                       COLLATERAL AND SECURITY DOCUMENTS

  Section 11.01.  Collateral and Security Documents.

            (a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Discount Notes when and as the same shall become due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and the performance of all other obligations of Holdings to the Holders under this Indenture and the Discount Notes, Holdings and the Trustee have entered into the Pledge Agreement pursuant to which Holdings has granted to the Trustee for the benefit of the Holders a security interest in the Collateral, which shall be a second priority security interest pursuant to the provisions of Intercreditor Agreement.

            (b) Each Holder of a Discount Note, by accepting a Discount Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

  Section 11.02.  Release of Collateral.

            The Trustee, in its capacity as trustee for the Holders under this Indenture and the Security Documents, will not at any time release any Collateral from the security interest created by the Pledge Agreement unless such release is in accordance with the provisions of this Indenture and the Security Documents. To the extent applicable, Holdings shall cause (S) 314(d) of the TIA relating to the release of property or securities from the security interest pursuant hereto and the Security Documents to be complied with. Any certificate or opinion required by (S) 314(d) of the TIA may be made by an Officer of Holdings, except in cases which (S) 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

  Section 11.03.  Recording, Certificates and Opinions.

            (a) Holdings will take or cause to be taken all action required to perfect, maintain, preserve and protect the security interest in the Collateral granted by this Indenture and the Pledge Agreement.

            (b) Holdings shall deliver to the Trustee:

                 (i) promptly after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture and the Security Documents (including financing statements or other instruments) have been properly recorded and filed so as to perfect and make effective the security interest intended to be created for the benefit of the Holders of Discount Notes, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to perfect and make effective such security interest; and

                 (ii) on or before [__________ __] of each year, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture and the Security Documents (including financing statements or other instruments) as is necessary to maintain the security interest intended to be created thereby for the benefit of the Holders of Discount Notes, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such security interest.

            (c) Holdings shall comply with TIA (S) 314(d), relating to, among other matters, the release of Collateral from the Lien of the Security Documents and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA (S) 314(d) may be executed and delivered by an Officer of Holdings to the extent permitted by TIA (S) 314(d).

  Section 11.04. Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

            Subject to the provisions of the Security Documents, (i) the Trustee, in its sole discretion and without the consent of the Holders, may take all actions it deems necessary or appropriate in order to (x) enforce any of the terms of the Security Documents, and (y) collect and receive any and all amounts payable in respect of the obligations of Holdings; and (ii) the Trustee may institute and maintain such suits and proceeding, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

  Section 11.05. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

            The Trustee is authorized to receive any funds for the benefit of Holders under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of this Indenture.


                                  ARTICLE XII

                                 MISCELLANEOUS

  Section 12.01.  Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), such imposed duties shall control.

  Section 12.02.  Notices.

            Any notice or communication by Holdings or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

              If to Holdings:

                  Sterling Chemicals Holdings, Inc.
                  c/o The Sterling Group, Inc.
                  Eight Greenway Plaza, Suite 702
                  Houston, Texas  77046
                  Telecopier No.:  [(___)___________]
                  Attention:  T. Hunter Nelson

              If to the Trustee:

                  Fleet National Bank of Connecticut
                  777 Main Street
                  Hartford, Connecticut  06115
                  Telecopier No:  [(___)____________]
                  Attention:  [_____________________]

            Holdings or the Trustee, by notice each to the other may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders of Discount Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder of a Discount Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Discount Note Register. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Discount Note or any defect in such notice shall not affect its sufficiency with respect to other Holders of Discount Notes.

            If a notice or communication is mailed in the manner set forth above within the time prescribed, such notice or communication shall be deemed to be duly given whether or not the addressee receives it.

            If Holdings mails a notice or communication to Holders of Discount Notes, it shall mail a copy to the Trustee and each Agent at the same time.

  Section 12.03. Communication by Holders of Discount Notes with Other Holders of Discount Notes.

            Holders of Discount Notes pursuant to TIA (S) 312(b) may communicate with other Holders of Discount Notes with respect to their rights under this Indenture or the Discount Notes. Holdings, the Trustee, the Registrar, the Paying Agent and any other Person shall have the protection of TIA (S) 312(c).

  Section 12.04.  Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by Holdings to the Trustee to take any action under this Indenture, Holdings shall furnish to the Trustee:

              (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

              (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions and covenants have been satisfied.

  Section 12.05.  Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant contained in this Indenture shall include:

              (i) a statement that the Person making such certificate or opinion has read such condition or covenant;

              (ii) a statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such condition or covenant has been satisfied; and

              (iv) a statement as to whether, in the opinion of such Person. such condition or covenant has been satisfied.

  Section 12.06.  Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders of Discount Notes. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.

  Section 12.07. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

            No director, officer, employee, incorporator or stockholder of Holdings, as such, shall have any liability for any obligations of Holdings under the Discount Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of a Discount Note by accepting a Discount Note waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Discount Notes.

  Section 12.08.  Governing Law.

            THIS INDENTURE AND THE DISCOUNT NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

  STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

  Section 12.09.  No Adverse Interpretation of Other Agreements.

            This Indenture may not he used to interpret another indenture, loan or debt agreement of Holdings or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

  Section 12.10.  Successors.

            All agreements of Holdings contained in this Indenture and the Discount Notes shall bind Holdings and its successors. All agreements of the Trustee in this Indenture shall bind the Trustee and its successors.

  Section 12.11.  Severability.

            In case any provision of this Indenture or the Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  Section 12.12.  Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each such signed copy shall be deemed to be an original, and all of such signed copies together shall represent one and the same agreement.

  Section 12.13.  Table of Consents, Headings, Etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience only, and shall not, for any reason, be deemed to be part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES
                                   ----------



  DATED AS OF [________ __], 1996    STERLING CHEMICALS HOLDINGS, INC.



  (SEAL)                          BY: __________________________
                                      NAME:
                                      TITLE:


  ATTEST:


  ---------------------------
  NAME:
  TITLE:



  DATED AS OF [________ __], 1996    FLEET NATIONAL BANK OF CONNECTICUT,
                                   AS TRUSTEE



  (SEAL)                          BY: __________________________
                                      NAME:
                                      TITLE:

  ATTEST:


  ---------------------------
  NAME:
  TITLE:

                                                                       EXHIBIT A

                        [FORM OF FACE OF DISCOUNT NOTE]

                             [Separability Legend]


      THE DISCOUNT NOTES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DISCOUNT NOTES AND WARRANTS (EACH, A "WARRANT") ENTITLING THE HOLDERS THEREOF TO PURCHASE AN AGGREGATE OF [____________] SHARES OF COMMON STOCK, PAR VALUE, $.01 PER SHARE OF STERLING CHEMICALS HOLDINGS, INC., AT A PRICE OF $.01 PER SHARE. PRIOR TO THE EARLIER OF (i) [_________ ___], 1996 AND (ii) SUCH DATE AS THE UNDERWRITERS MAY, IN THEIR DISCRETION, DEEM APPROPRIATE, THE DISCOUNT NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS./*/


- ---------------------
/*/ This legend should only be added to Discount Notes issued prior to the Separation Date.

                       STERLING CHEMICALS HOLDINGS, INC.


  No. [__________]                          Principal Amount $[__________]
                                                    CUSIP No. [__________]

                  [__]% Senior Secured Discount Notes Due 2008


            STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation, promises to pay to [___________________________________], or registered assigns, the principal sum of [_________] Dollars on [________ __], 2008.

              Interest Payment Dates:  [________] and [______].

              Record Dates:  [________] and [________].

            Additional provisions of this Discount Note are set forth on the reverse side of this Discount Note.

  Dated:  [________________]


  [Seal]                  STERLING CHEMICALS HOLDINGS, INC.


                            By____________________________
                              Title:


                            By____________________________
                              Title:



  TRUSTEE'S CERTIFICATE OF
       AUTHENTICATION

  FLEET NATIONAL BANK OF CONNECTICUT,
     as Trustee, certifies
     that this is one of the
     Discount Notes referred
     to in the Discount Notes Indenture.

   By __________________________________
        Authorized Signatory

                    [FORM OF REVERSE SIDE OF DISCOUNT NOTE]

                  [__]% Senior Secured Discount Notes Due 2008


   1.   Interest

             STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Discount Note Indenture hereinafter referred to, being herein called "Holdings"), promises to pay interest on the principal amount of this Discount Note at the rate per annum shown above. Holdings will pay interest semi-annually on [____________] and [__________] of each year, commencing [__________], 2002; provided, that no interest shall accrue on the principal amount of this Discount Note prior to [_________], 2001. Prior to [_______], 2001, this Discount Note will accrete at the rate per annum shown above, compounded semi-annually. Interest on the Discount Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from [__________], 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Holdings shall pay interest on overdue principal at the rate borne by the Discount Notes.

   2.   Method of Payment

             Holdings will pay interest on the Discount Notes (except defaulted interest) to the Persons who are registered Holders of Discount Notes at the close of business on the [__________] or [__________] next preceding the interest payment date even if Discount Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Discount Notes to a Paying Agent to collect principal payments. Holdings will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, Holdings may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

   3.   Paying Agent and Registrar

             Initially, Fleet National Bank of Connecticut, a [national banking association] (the "Trustee"), will act as Paying Agent and Registrar. Holdings may appoint and change any Paying Agent, Registrar or co-registrar without notice. Holdings or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

   4.   Discount Note Indenture

             Holdings issued the Discount Notes under an Indenture dated as of [__________], 1996 (the "Discount Notes Indenture"), between Holdings and the Trustee. The terms of the Discount Notes include those stated in the Discount Notes Indenture and those made part of the Discount Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Discount Notes Indenture (the "TIA"). Terms defined in the Discount Notes Indenture and not defined herein have the meanings ascribed thereto in the Discount Notes Indenture. The Discount

   Notes are subject to all such terms, and Holders of Discount Notes are referred to the Discount Notes Indenture and the TIA for a statement of those terms.

             The Discount Notes are senior secured obligations of Holdings limited to $[___________] aggregate principal amount (subject to Section 2.07 of the Discount Notes Indenture). The Discount Notes Indenture imposes certain limitations on the incurrence of additional indebtedness by Holdings and certain of its subsidiaries, the payment of dividends on, and the redemption of, capital stock of Holdings and certain of its Subsidiaries, the making of Investments, restrictions on distributions from certain Subsidiaries, the use of proceeds from the sale of assets and Subsidiary stock and transactions with affiliates. The Discount Notes Indenture also restricts the ability of Holdings to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

   5.   Optional Redemption

             The Discount Notes will be redeemable, at Holdings' option, in whole or in part, at any time and from time to time on or after [_________], 2001, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after [___________] of the years set forth below:

                                          Redemption
                    Year                     Price
                    ----                  ----------

             2001 . . . . . . . .            [__]%
             2002 . . . . . . . .            [__]%
             2003 . . . . . . . .            [__]%
             2004 . . . . . . . .            [__]%
             2005 . . . . . . . .            [__]%
             2006 and thereafter           100.00%

             In addition, at any time and from time to time prior to [___________], 1999, Holdings may redeem in the aggregate up to 35% of the Accreted Value of the Discount Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of Accreted Value on the redemption date) of [__]%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $[__] million aggregate principal amount at maturity of the Discount Notes must remain outstanding after each such redemption.

   6.   Notice of Redemption

             Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Discount Notes to be redeemed at its registered address. Discount Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Discount Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Discount Notes (or such portions thereof) called for redemption.

   7.   Put Provisions

             Upon a Change of Control, any Holder of Discount Notes will have the right to cause Holdings to repurchase all or any part of the Discount Notes of such Holder at a purchase price equal to 101% of the principal amount of the Discount Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date) as provided in, and subject to the terms of, the Discount Notes Indenture.

   8.   Collateral

             Holdings has granted a security interest in all of the Capital Stock of Sterling Chemicals, Inc., a Wholly Owned Subsidiary of Holdings, to the Trustee for the benefit of the Holders of Discount Notes pursuant to the Discount Notes Indenture and the Pledge Agreement, which shall be a second priority security interest pursuant to the terms of the Intercreditor Agreement.

             Each Holder of a Discount Notes, by accepting a Discount Notes, shall be deemed to have agreed to all of the terms and provisions of the Pledge Agreement and the Intercreditor Agreement, as the same may be amended from time to time pursuant to the provisions thereof, the Discount Notes and the Discount Notes Indenture.

   9.   Denominations; Transfer; Exchange

             The Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. Holders of Discount Notes may transfer or exchange Discount Notes in accordance with the Discount Notes Indenture. The Registrar may require a Holder of a Discount Notes, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Discount Notes Indenture. The Registrar need not register the transfer of or exchange any Discount Notes selected for redemption (except, in the case of a Discount Notes to be redeemed in part, the portion of the Discount Notes not to be redeemed) or any Discount Notes for a period of 15 days before a selection of Discount Notes to be redeemed or 15 days before an interest payment date.

   10.  Persons Deemed Owners

             The registered Holder of this Discount Notes may be treated as the sole owner of such Discount Notes for all purposes.

   11.  Unclaimed Money

             Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to Holdings at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to Holdings and not to the Trustee for payment.

   12.  Discharge and Defeasance

             Subject to certain conditions, Holdings at any time may terminate some or all of its obligations under the Discount Notes and the Discount Notes Indenture if Holdings deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Discount Notes to redemption or maturity, as the case may be.

   13.  Amendment; Waiver

             Subject to certain exceptions set forth in the Discount Notes Indenture, (i) the Discount Notes Indenture or the Discount Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Discount Notes; and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Discount Notes then outstanding. Subject to certain exceptions set forth in the Discount Notes Indenture, without the consent of any Holder of a Discount Note and the Trustee may amend the Discount Notes Indenture or the Discount Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with the Discount Notes Indenture, or to provide for uncertificated Discount Notes, in addition to or in place of certificated Discount Notes, or to add guarantees with respect to the Discount Notes or add additional covenants or surrender rights and powers conferred on Holdings, to make any change that would provide additional rights or benefits to the Holders of Discount Notes or that does not adversely affect the rights of any Holder of a Discount Note or to comply with requirements of the SEC in connection with the qualification of the Discount Notes Indenture under the TIA.

   14.  Defaults and Remedies

             Under the Discount Notes Indenture, Events of Default include (i) default for 30 days in payment of interest; (ii) default in payment of principal on the Discount Notes at maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) failure by Holdings to comply with other covenants in the Discount Notes Indenture or the Discount Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of Holdings or any of its Subsidiaries if the amount accelerated (or so unpaid) aggregates $10 million or more; (v) certain events of bankruptcy or insolvency with respect to the Company and its Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10 million; and (vii) the security interest under the Pledge Agreement shall, at any time, cease to be in full force and effect for any reason or Holdings in certain circumstances shall assert that such security interest is invalid or unenforceable. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Discount Notes may declare all the Discount Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Discount Notes being due and payable immediately upon the occurrence of such Events of Default.


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

             Holders of Discount Notes may not enforce the Discount Notes Indenture or the Discount Notes except as provided in the Discount Notes Indenture. The Trustee may refuse to enforce the Discount Notes Indenture or the Discount Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Discount Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Discount Notes.

   15.  Trustee Dealings with Holdings

             Subject to certain limitations imposed by the TIA, the Trustee under the Discount Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of Discount Notes and may otherwise deal with and collect obligations owed to it by Holdings or its Affiliates and may otherwise deal with Holdings or its Affiliates with the same rights it would have if it were not Trustee.

   16.  No Recourse Against Others

             A director, officer, employee or stockholder, as such, of Holdings or the Trustee shall not have any liability for any obligations of Holdings under the Discount Notes or the Discount Notes Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Discount Note, each Holder of a Discount Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Discount Notes.

   17.  Authentication

             This Discount Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Discount Note.

   18.  Abbreviations

             Customary abbreviations may be used in the name of a Holder of a Discount Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

   19.  CUSIP Numbers

             Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures Holdings has caused CUSIP numbers to be printed on the Discount Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Discount Notes. No representation is made as to the accuracy of such numbers either as printed on the Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                             --------------------

             Holdings will furnish to any Holder of a Discount Note upon written request and without charge to such Holder of a Discount Note a copy of the Discount Notes Indenture which contains the text of this Discount Note in
   larger type.   Requests may be made to:

                       Sterling Chemicals Holdings, Inc.
                          c/o The Sterling Group, Inc.
                        Eight Greenway Plaza, Suite 702
                             Houston, Texas   77046

                          Attention:  T. Hunter Nelson

                                 ASSIGNMENT FORM

        To assign this Discount Note, complete the form below:

        I or we assign and transfer this Discount Note to:

        [Print or type assignee's name, address and zip code]

        [Insert assignee's soc. sec. or tax I.D. No. ]


        and irremovably appoint [___________________] agent to transfer this Discount Note on the books of Holdings. The agent may substitute another to act for him.

===============================================================================

Date:__________________   Your Signature:______________________________________

===============================================================================
Sign exactly as your name appears on the face of this Discount Note.

              OPTION OF HOLDER OF DISCOUNT NOTE TO ELECT PURCHASE

             If you elect to have this Discount Note purchased by Holdings pursuant to Article IV or Section 5.07 of the Discount Note Indenture, check the box:

                                      [ ]

             If you elect to have only part of this Discount Note purchased by Holdings pursuant to Article IV or Section 5.07 of the Discount Note Indenture, state the amount:

                                                            $[_______________]



   Date:________________  Your Signature:______________________________________
                             (Sign exactly as your name
                             appears on the face of the
                             Discount Note)



   Signature Guarantee:________________________________________________________
                       (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)


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